EXHIBIT 99.4

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the December 31, 2002 Form 10-K of Cornell Companies, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John L. Hendrix, certify that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

/s/ John L. Hendrix
John L. Hendrix, Senior Vice President
and Chief Financial Officer
March 31, 2003